EXHIBIT 21

                                   nSTOR TECHNOLOGIES, INC.
                                           Exhibit 21

                                 Subsidiaries of the Company
                                              and
                              State of Incorporation or Formation

        nStor Corporation, Inc.                                  Delaware

        Imge R & D, Inc.                                         Delaware

        Imge Distribution, Inc.                                  Delaware

        Imge Marketing, Inc.                                     Delaware

        Andataco, Inc.                                      Massachusetts

        Andataco of California, Inc.                           California

        nStor Technologies Asia, Inc.                             Florida